                                                                    EXHIBIT 99.1

                            Movie Star, Inc., Reports
           Fiscal 2004 Fourth-Quarter and Full-Year Financial Results

NEW YORK, NEW YORK (AUGUST 24, 2004)--MOVIE STAR, INC. (AMEX: MSI), today announced financial results for the three months and full year ended June 30,
2004. As expected, the Company experienced significantly lower net sales and profitability in the fiscal 2004 fourth quarter, compared with the same period last year. Despite this decline, the balance sheet improved at June 30, 2004 compared with the prior year's statement and the Company made considerable progress towards expanding future business.

Net sales for the fiscal 2004 fourth quarter decreased 32.2 percent to
$10,524,000 from $15,513,000 for the 2003 final quarter. For the full year, net sales declined to $53,691,000 from $64,916,000 in the prior year.

For the 2004 fourth quarter, a net loss of $506,000, or $0.03 per share, was recorded compared with last year's net income of $1,049,000, or $0.07 per diluted share. The quarterly gross margin decreased 6.5 percent to 25.8 percent from 32.3 percent in the 2003 comparable period while selling, general and administrative expenses in the fiscal 2004 fourth quarter increased to
$3,557,000 from last year's $3,311,000.

Mel Knigin, President and Chief Executive Officer, stated: "We view the bottom line results as a temporary setback that the Company's financial strength easily withstood. We were pleased to continue to generate positive cash flow in fiscal
2004. At June 30, 2004, Movie Star had no debt and $2,527,000 in cash.
Shareholders' equity increased slightly in 2004 to $17,747,000 from $17,264,000 at June 30, 2003. Furthermore, the manner in which we have continued to closely manage our balance sheet enabled us to acquire the inventory and other assets of
Sidney Bernstein & Son Lingerie, Inc. and enter into a new credit facility with
HSBC Bank USA."

For fiscal 2004, net income decreased to $128,000, or $0.01 per diluted share, from $3,431,000, or $0.22 per diluted share, reported last year. For fiscal
2004, the gross margin decreased a modest 1.7 percent to 30.0 percent from last year's 31.7 percent. Selling, general and administrative expenses increased to
$15,824,000 from last year's $14,623,000. The current year included a special charge of $1,084,000 taken in the third quarter. Had it not been for this charge, selling, general and administrative expenses would have almost equaled the prior year's figure.

Mr. Knigin further said, "Management has worked hard in following strategies that will expand the Company's top line growth beginning this fiscal year even though we are experiencing certain gross margin pressures. Despite this lower gross margin, there is a special sense of optimism throughout Movie Star looking at our next six-month selling cycle based on the additional open orders of the
Sidney Bernstein and Son division. We believe that our top line will begin to grow starting in the second quarter of this fiscal year. The Sidney Bernstein and Son division is off to an excellent start. Additionally, the initial response to our new Maidenform line that is scheduled for delivery in the beginning of calendar 2005 has been strong."

MOVIE STAR, INC. produces and sells ladies apparel, including sleepwear, robes, leisurewear, and daywear. Current collections include the Cinema Etoile premium line of intimate apparel and the Movie Star line of apparel sold as private label programs.

Certain of the matters set forth in this press release are forward-looking and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: business conditions and growth in the industry; general economic conditions; addition or loss of significant customers; the loss of key personnel; product development;
competition; risks of doing business abroad; foreign government regulations;
fluctuations in foreign rates; rising costs for raw materials and the unavailability of sources of supply; the timing of orders booked; and the risk factors listed from time to time in the Company's SEC reports.

CONTACT:                                               INVESTOR RELATIONS:
Movie Star, Inc.                    -or-               SM Berger & Company, Inc.
Thomas Rende, CFO                                      Stanley Berger
(212) 798-4700                                         (216) 464-6400

                                 [Tables follow]

                                MOVIE STAR, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                     THREE MONTHS ENDED               FISCAL YEAR ENDED
                                                                          JUNE 30,                         JUNE 30,
                                                                  2004             2003             2004            2003
                                                                  ----             ----             ----            ----
                                                                        (UNAUDITED)

Net sales                                                        $ 10,524         $ 15,513        $ 53,691        $ 64,916
Cost of sales                                                       7,804           10,508          37,581          44,345
                                                                 --------         --------        --------        --------
   Gross profit                                                     2,720            5,005          16,110          20,571
Selling, general and administrative expenses                        3,557            3,311          15,824          14,623
                                                                 --------         --------        --------        --------
Income (loss) from operations                                        (837)           1,694             286           5,948

Interest expense, net                                                  (3)              63              64             347
                                                                 --------         --------        --------        --------
   Income (loss) from operations before income taxes                 (834)           1,631             222           5,601
Income taxes (benefit)                                               (328)             582              94           2,170
                                                                 --------         --------        --------        --------
   Net income (loss)                                             $   (506)        $  1,049        $    128        $  3,431
                                                                 ========         ========        ========        ========
BASIC NET INCOME (LOSS) PER SHARE                                $   (.03)        $    .07        $    .01        $    .23
                                                                 ========         ========        ========        ========
DILUTED NET INCOME (LOSS) PER SHARE                              $   (.03)        $    .07        $    .01        $    .22
                                                                 ========         ========        ========        ========
Basic weighted average number of shares outstanding                15,600           15,275          15,574          15,133
                                                                 ========         ========        ========        ========
Diluted weighted average number of shares outstanding              15,600           15,977          16,199          15,407
                                                                 ========         ========        ========        ========

                                MOVIE STAR, INC.
                           CONSOLIDATED BALANCE SHEETS
                     (IN THOUSANDS, EXCEPT NUMBER OF SHARES)

                                                                                 JUNE 30,         JUNE 30,
                                                                                   2004             2003
                                                                                 --------         --------

                                    ASSETS
Current Assets
  Cash                                                                            $ 2,527          $   219
  Receivables, net                                                                  7,577            8,992
  Inventory                                                                         5,938           10,392
  Deferred income taxes                                                             2,571            2,511
  Prepaid expenses and other current assets                                           588              365
                                                                                  -------          -------
        Total current assets                                                       19,201           22,479

Property, plant and equipment, net                                                  1,021            1,153
Deferred income taxes                                                                 148               50
Other assets                                                                          409              407
                                                                                  -------          -------
        Total assets                                                              $20,779          $24,089
                                                                                  =======          =======

                   LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
  Notes payable                                                                   $   -            $ 2,277
  Current maturities of capital lease obligations                                     -                 27
  Accounts payable                                                                  1,937            2,888
  Accrued expenses and other current liabilities                                      721            1,308
                                                                                  -------          -------
         Total current liabilities                                                  2,658            6,500
                                                                                  -------          -------
Deferred lease liability                                                              283              224
                                                                                  -------          -------
Other long-term liability                                                              91              101
                                                                                  -------          -------
Shareholders' equity
 Common stock, $.01 par value - authorized 30,000,000 shares; issued
    17,617,000 shares in 2004 and 17,412,000 shares in 2003                           176              174
 Additional paid-in capital                                                         4,706            4,353
 Retained earnings                                                                 16,483           16,355
                                                                                  -------          -------
                                                                                   21,365           20,882

 Less: Treasury stock, at cost - 2,017,000 shares                                   3,618            3,618
                                                                                  -------          -------
         Total shareholders' equity                                                17,747           17,264
                                                                                  -------          -------
Total liabilities and shareholders' equity                                        $20,779          $24,089
                                                                                  =======          =======